Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $4.8 Million.

DALLAS – April 27, 2016 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the first quarter of 2016.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

2016 First Quarter Highlights

•

For the first quarter of 2016, net income was $5.0 million and net income available to common stockholders was $4.8 million, compared to net income of $4.5 million and net income available to common stockholders of $4.3 million for the quarter ended December 31, 2015.

•	Fully diluted earnings per share were $0.27 for the quarter ended March 31, 2016, compared to $0.24 for the quarter ended December 31, 2015.
•

For the quarter ended March 31, 2016, our annualized return on average common equity and return on average assets were 7.37% and 1.20%, respectively, compared to an annualized return on average common equity and return on average assets of 6.63% and 1.10%, respectively, for the quarter ended December 31, 2015.  Our ratio of tangible common stockholders’ equity to tangible assets was 14.30% as of March 31, 2016.

•	Net interest margin (“NIM”) was 5.90% for the quarter ended March 31, 2016.

Balance Sheet

Average loans outstanding for the first quarter of 2016 were $1.227 billion, an increase of $37.4 million, or 3.1%, from the average balance for the quarter ended December 31, 2015.  Total loans held for investment were $1.246 billion at March 31, 2016, a decrease $46.0 million or 3.6% from December 31, 2015.  Our commercial finance loan portfolio totaled $528.1 million as of March 31, 2016, an increase of $7.1 million or 1.4% in the first quarter.

Total deposits were $1.260 billion at March 31, 2016, an increase of $11.4 million or 0.9% for the first quarter of 2016.  Non-interest-bearing deposits accounted for 13% of total deposits and non-time deposits accounted for 46% of total deposits. The average cost of our total funds was 0.69% for the quarter ended March 31, 2016 compared to 0.66% for the quarter ended December 31, 2015, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2016 of $22.5 million compared to $23.1 million for the quarter ended December 31, 2015.  Yields on loans for the quarter ended March 31, 2016 were down 33 bps from the prior quarter to 7.84% (down 37 basis points from the prior quarter to 7.47% adjusted to exclude loan discount accretion).   NIM decreased 30 bps to 5.90% for the quarter ended March 31, 2016 from 6.20% for the quarter ended December 31, 2015. NIM adjusted to exclude loan discount accretion was 5.61% for the quarter ended March 31, 2016 compared to 5.94% for the quarter ended December 31, 2015.

Asset Quality

Non-performing assets increased 62 bps from December 31, 2015 to March 31, 2016 to 1.72% of total assets.  The ratio of past due to total loans increased to 3.61% at March 31, 2016 from 2.41% at December 31, 2015.  We recorded net recoveries of $0.04 million for the quarter ended March 31, 2016 compared to net charge-offs of $0.2 million for the quarter ended December 31, 2015.  We recorded a negative provision for loan losses of $0.5 million for the quarter ended March 31, 2016 compared to a provision of $1.2 million for the quarter ended December 31, 2015. From December 31, 2015 to March 31, 2016, our allowance for loan and lease losses (“ALLL”) decreased from $12.6 million or 0.97% of total loans to $12.1 million or 0.97% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended March 31, 2016 of $5.0 million compared to $5.6 million for the quarter ended December 31, 2015.  Non-interest income for the quarter ended December 31, 2015 included net benefits of $0.9 million recorded to increase the bargain purchase gain realized on the acquisition of Doral Money, Inc.

For the quarter ended March 31, 2016, non-interest expense totaled $20.1 million, compared to $20.9 million for the quarter ended December 31, 2015.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, April 28, 2016.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 92155246.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/fydwgo6t. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisition of ColoEast Bankshares, Inc.) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2016.

Non-GAAP Financial Measures

This press release includes certain Non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Financial Highlights (Dollars in thousands):
Total assets	$1,687,795	$1,691,313	$1,581,463	$1,529,259	$1,472,743
Loans held for investment	$1,245,840	$1,291,885	$1,185,301	$1,152,679	$1,011,446
Deposits	$1,260,393	$1,248,950	$1,200,036	$1,189,259	$1,173,679
Net income available to common stockholders	$4,812	$4,312	$5,732	$4,457	$13,852

Performance Ratios - Annualized:
Return on average assets	1.20%	1.10%	1.50%	1.23%	3.93%
Return on average common equity (1)	7.37%	6.63%	9.00%	7.27%	23.95%
Return on average tangible common equity (1)	8.23%	7.45%	10.20%	8.28%	27.38%
Return on average total equity	7.39%	6.68%	8.96%	7.30%	23.31%
Yield on loans	7.84%	8.17%	8.34%	9.49%	8.50%
Adjusted yield on loans (1)	7.47%	7.84%	7.96%	8.96%	8.04%
Cost of interest bearing deposits	0.74%	0.71%	0.69%	0.65%	0.64%
Cost of total deposits	0.64%	0.61%	0.59%	0.56%	0.55%
Cost of total funds	0.69%	0.66%	0.64%	0.63%	0.63%
Net interest margin (1)	5.90%	6.20%	6.45%	7.20%	6.11%
Adjusted net interest margin (1)	5.61%	5.94%	6.14%	6.78%	5.76%
Net non-interest expense to average assets (1)(2)	3.61%	3.96%	4.04%	3.95%	4.18%
Efficiency ratio (1)(2)	73.09%	75.40%	73.85%	66.75%	79.70%

Asset Quality:(3)
Past due to total loans	3.61%	2.41%	2.14%	2.33%	2.91%
Non-performing loans to total loans	1.70%	1.03%	0.97%	1.12%	1.66%
Non-performing assets to total assets	1.72%	1.10%	1.12%	1.26%	1.62%
ALLL to non-performing loans	56.96%	94.10%	100.00%	88.51%	55.28%
ALLL to total loans	0.97%	0.97%	0.97%	0.99%	0.92%
Net charge-offs to average loans	0.00%	0.01%	0.01%	0.03%	0.02%

Capital:(4)
Tier 1 capital to average assets	16.24%	16.56%	16.87%	17.01%	17.35%
Tier 1 capital to risk-weighted assets	18.79%	18.23%	19.34%	19.16%	20.72%
Common equity tier 1 capital to risk-weighted assets	16.62%	16.23%	17.18%	16.98%	18.33%
Total capital to risk-weighted assets	19.65%	19.11%	20.21%	20.04%	21.51%
Total equity to total assets	16.24%	15.85%	16.69%	16.84%	17.16%
Tangible common stockholders' equity to tangible assets	14.30%	13.85%	14.50%	14.51%	14.75%

Per Share Amounts:
Book value per share	$14.67	$14.34	$14.09	$13.73	$13.52
Tangible book value per share (1)	$13.18	$12.79	$12.48	$12.06	$11.84
Basic earnings per common share	$0.27	$0.24	$0.32	$0.25	$0.78
Diluted earnings per common share	$0.27	$0.24	$0.32	$0.25	$0.76
Adjusted diluted earnings per common share(1)(2)	$0.27	$0.19	$0.22	$0.25	$0.14
Shares outstanding end of period	18,015,423	18,018,200	18,040,072	18,041,072	17,963,783

Unaudited consolidated balance sheet as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
ASSETS
Total cash and cash equivalents	$123,715	$105,277	$115,783	$99,714	$178,442
Securities - available for sale	161,517	163,169	156,820	158,693	161,360
Securities - held to maturity	25,796	—	747	746	746
Loans held for sale	3,043	1,341	2,174	4,096	3,401
Loans held for investment	1,245,840	1,291,885	1,185,301	1,152,679	1,011,446
Allowance for loan and lease losses	(12,093)	(12,567)	(11,544)	(11,462)	(9,286)
Loans, net	1,233,747	1,279,318	1,173,757	1,141,217	1,002,160
FHLB and FRB stock	4,234	3,818	7,992	5,707	4,466
Premises and equipment, net	19,934	22,227	21,807	21,677	21,716
Other real estate owned ("OREO"), net	7,478	5,177	6,201	6,322	6,991
Goodwill and intangible assets, net	26,877	27,854	28,995	30,174	30,211
Bank-owned life insurance	29,658	29,535	29,406	29,295	29,193
Deferred tax asset, net	15,240	15,945	15,838	15,582	14,983
Other assets	36,556	37,652	21,943	16,036	19,074
Total assets	$1,687,795	$1,691,313	$1,581,463	$1,529,259	$1,472,743
LIABILITIES
Non-interest bearing deposits	$160,818	$168,264	$167,931	$164,560	$167,538
Interest bearing deposits	1,099,575	1,080,686	1,032,105	1,024,699	1,006,141
Total deposits	1,260,393	1,248,950	1,200,036	1,189,259	1,173,679
Customer repurchase agreements	9,641	9,317	15,584	13,011	8,666
Federal Home Loan Bank advances	110,000	130,000	61,000	19,000	—
Junior subordinated debentures	24,754	24,687	24,620	24,553	24,487
Other liabilities	8,893	10,321	16,304	25,957	13,234
Total liabilities	1,413,681	1,423,275	1,317,544	1,271,780	1,220,066
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	181	181	181	181	180
Additional paid-in-capital	194,687	194,297	193,465	192,605	191,745
Treasury stock, at cost	(597)	(560)	(184)	(170)	(161)
Retained earnings	68,909	64,097	59,785	54,053	49,596
Accumulated other comprehensive income	1,188	277	926	1,064	1,571
Total equity	274,114	268,038	263,919	257,479	252,677
Total liabilities and equity	$1,687,795	$1,691,313	$1,581,463	$1,529,259	$1,472,743

Unaudited consolidated statement of income for the three months ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Interest income:
Loans, including fees	$16,088	$15,524	$15,716	$17,158	$13,239
Factored receivables, including fees	7,822	8,952	8,829	8,654	7,509
Taxable securities	768	669	649	659	678
Tax exempt securities	7	14	17	16	12
Cash deposits	208	122	92	110	141
Total interest income	24,893	25,281	25,303	26,597	21,579
Interest expense:
Deposits	1,993	1,905	1,764	1,667	1,570
Junior subordinated debentures	302	288	283	278	272
Other borrowings	109	38	25	7	12
Total interest expense	2,404	2,231	2,072	1,952	1,854
Net interest income	22,489	23,050	23,231	24,645	19,725
Provision for loan losses	(511)	1,178	165	2,541	645
Net interest income after provision for loan losses	23,000	21,872	23,066	22,104	19,080
Non-interest income:
Service charges on deposits	659	744	710	666	612
Card income	546	559	574	578	523
Net OREO gains/(losses) and valuation adjustments	(11)	(128)	(58)	52	26
Net gains on sale of securities	5	2	15	242	—
Net gains on sale of loans	12	234	363	491	542
Fee income	534	465	542	502	422
Bargain purchase gain	—	900	1,708	—	12,509
Asset management fees	1,629	1,670	1,744	1,274	958
Other	1,607	1,125	700	964	1,067
Total non-interest income	4,981	5,571	6,298	4,769	16,659
Non-interest expense:
Salaries and employee benefits	12,252	12,448	12,416	12,042	13,269
Occupancy, furniture and equipment	1,493	1,546	1,575	1,555	1,572
FDIC insurance and other regulatory assessments	224	300	252	271	263
Professional fees	1,073	906	1,344	852	1,327
Amortization of intangible assets	977	1,141	1,179	895	764
Advertising and promotion	519	374	618	526	543
Communications and technology	1,432	1,596	951	927	886
Other	2,108	2,591	2,210	2,567	2,159
Total non-interest expense	20,078	20,902	20,545	19,635	20,783
Net income before income tax	7,903	6,541	8,819	7,238	14,956
Income tax expense	2,897	2,032	2,891	2,586	912
Net income	$5,006	$4,509	$5,928	$4,652	$14,044
Dividends on preferred stock	(194)	(197)	(196)	(195)	(192)
Net income available to common stockholders	$4,812	$4,312	$5,732	$4,457	$13,852

Loans held for investment summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Commercial real estate	$293,485	$291,819	$247,175	$234,090	$236,659
Construction, land development, land	41,622	43,876	52,446	46,743	52,203
1-4 family residential properties	76,973	78,244	77,043	75,588	73,605
Farmland	33,250	33,573	25,784	25,701	24,805
Commercial	509,433	495,356	468,055	454,161	371,614
Factored receivables	199,532	215,088	201,803	199,716	171,452
Consumer	13,530	13,050	10,632	10,993	11,201
Mortgage warehouse	78,015	120,879	102,363	105,687	69,907
Total loans	$1,245,840	$1,291,885	$1,185,301	$1,152,679	$1,011,446

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Equipment*	$159,755	$148,951	$143,483	$138,018	$118,273
Asset based lending (General)*	85,739	75,134	85,641	64,836	36,511
Asset based lending (Healthcare)*	79,580	80,200	66,832	65,083	59,572
Premium finance	3,506	1,612	—	—	—
Factored receivables	199,532	215,088	201,803	199,716	171,452
Commercial finance	$528,112	$520,985	$497,759	$467,653	$385,808

Total loans held for investment	$1,245,840	$1,291,885	$1,185,301	$1,152,679	$1,011,446
Commercial finance as a % of total	42%	40%	42%	41%	38%
Community banking as a % of total	58%	60%	58%	59%	62%
*

Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015	2015	2015
Non-interest bearing demand	$160,818	$168,264	$167,931	$164,560	$167,538
Interest bearing demand	227,002	238,833	206,603	228,909	231,718
Individual retirement accounts	63,265	60,971	58,619	56,285	55,773
Money market	111,578	112,214	117,888	116,019	120,001
Savings	77,969	74,759	72,244	73,016	74,236
Certificates of deposit	569,820	543,909	526,732	500,451	474,413
Brokered deposits	49,941	50,000	50,019	50,019	50,000
Total deposits	$1,260,393	$1,248,950	$1,200,036	$1,189,259	$1,173,679

Net interest margin summarized for the three months ended:

	March 31, 2016			December 31, 2015
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$129,232	$208	0.65%	$122,626	$122	0.39%
Taxable securities	170,695	758	1.79%	156,906	665	1.68%
Tax exempt securities	1,135	7	2.48%	2,135	14	2.60%
FHLB and FRB stock	4,269	10	0.94%	3,675	4	0.43%
Loans	1,226,564	23,910	7.84%	1,189,142	24,476	8.17%
Total interest earning assets	$1,531,895	$24,893	6.54%	$1,474,484	$25,281	6.80%
Non-interest earning assets:
Other assets	150,745			150,407
Total assets	$1,682,640			$1,624,891
Interest bearing liabilities:
Deposits:
Interest bearing demand	$220,841	$57	0.10%	$227,695	$40	0.07%
Individual retirement accounts	61,912	191	1.24%	60,492	189	1.24%
Money market	112,226	65	0.23%	114,524	67	0.23%
Savings	76,551	10	0.05%	73,117	9	0.05%
Certificates of deposit	561,675	1,545	1.11%	541,843	1,475	1.08%
Brokered deposits	49,997	125	1.01%	49,459	125	1.00%
Total deposits	1,083,202	1,993	0.74%	1,067,130	1,905	0.71%
Junior subordinated debentures	24,714	302	4.91%	24,645	288	4.64%
Other borrowings	131,428	109	0.33%	78,198	38	0.19%
Total interest bearing liabilities	$1,239,344	$2,404	0.78%	$1,169,973	$2,231	0.76%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	160,378			171,262
Other liabilities	10,578			15,752
Total equity	272,340			267,904
Total liabilities and equity	$1,682,640			$1,624,891
Net interest income		$22,489			$23,050
Interest spread			5.76%			6.04%
Net interest margin			5.90%			6.20%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share amounts)	2016	2015	2015	2015	2015
Net income	$5,006	$4,509	$5,928	$4,652	$14,044
Less: bargain purchase gain, non-taxable	—	900	1,708	—	12,509
Add: merger and acquisition expenses, net of tax	—	—	—	—	158
Add: incremental bonus related to acquisition, net of tax	—	—	—	—	1,138
Less: escrow recovery from Doral Healthcare Finance, net of tax	—	—	—	—	195
Adjusted net income	$5,006	$3,609	$4,220	$4,652	$2,636
Dividends on preferred stock	(194)	(197)	(196)	(195)	(192)
Adjusted net income available to common stockholders	$4,812	$3,412	$4,024	$4,457	$2,444

Weighted average shares outstanding - diluted	17,981,276	17,916,251	18,587,821	17,813,825	18,428,663
Less: adjusted effects of assumed Preferred Stock conversion	—	—	676,351	—	676,351
Adjusted weighted average shares outstanding - diluted	17,981,276	17,916,251	17,911,470	17,813,825	17,752,312
Adjusted diluted earnings per common share	$0.27	$0.19	$0.22	$0.25	$0.14

Net income available to common stockholders	$4,812	$4,312	$5,732	$4,457	$13,852
Average tangible common equity	235,192	229,636	222,884	215,846	205,204
Return on average tangible common equity	8.23%	7.45%	10.20%	8.28%	27.38%

Efficiency ratio:
Net interest income	$22,489	$23,050	$23,231	$24,645	$19,725
Non-interest income	4,981	5,571	6,298	4,769	16,659
Operating revenue	27,470	28,621	29,529	29,414	36,384
Less: bargain purchase gain	—	900	1,708	—	12,509
Less: escrow recovery from Doral Healthcare Finance	—	—	—	—	300
Adjusted operating revenue	$27,470	$27,721	$27,821	$29,414	$23,575
Total non-interest expenses	$20,078	$20,902	$20,545	$19,635	$20,783
Less: merger and acquisition expenses	—	—	—	—	243
Less: incremental bonus related to acquisition	—	—	—	—	1,750
Adjusted non-interest expenses	$20,078	$20,902	$20,545	$19,635	$18,790
Efficiency ratio	73.09%	75.40%	73.85%	66.75%	79.70%

Net non-interest expense to average assets ratio:
Total non-interest expenses	$20,078	$20,902	$20,545	$19,635	$20,783
Less: merger and acquisition expenses	—	—	—	—	243
Less: incremental bonus related to acquisition	—	—	—	—	1,750
Adjusted non-interest expense	$20,078	$20,902	$20,545	$19,635	$18,790

Total non-interest income	$4,981	$5,571	$6,298	$4,769	$16,659
Less: bargain purchase gain	—	900	1,708	—	12,509
Less: escrow recovery from Doral Healthcare Finance	—	—	—	—	300
Adjusted non-interest income	$4,981	$4,671	$4,590	$4,769	$3,850
Adjusted net non-interest expenses	$15,097	$16,231	$15,955	$14,866	$14,940
Average total assets	$1,682,640	$1,624,891	$1,565,698	$1,511,045	$1,449,791
Net non-interest expense to average assets ratio	3.61%	3.96%	4.04%	3.95%	4.18%

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share amounts)	2016	2015	2015	2015	2015
Reported yield on loans	7.84%	8.17%	8.34%	9.49%	8.50%
Effect of accretion income on acquired loans	(0.37%)	(0.33%)	(0.38%)	(0.53%)	(0.46%)
Adjusted yield on loans	7.47%	7.84%	7.96%	8.96%	8.04%

Reported net interest margin	5.90%	6.20%	6.45%	7.20%	6.11%
Effect of accretion income on acquired loans	(0.29%)	(0.26%)	(0.31%)	(0.42%)	(0.35%)
Adjusted net interest margin	5.61%	5.94%	6.14%	6.78%	5.76%

Total stockholders' equity	$274,114	$268,038	$263,919	$257,479	$252,677
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746
Total common stockholders' equity	264,368	258,292	254,173	247,733	242,931
Less: Goodwill and other intangibles	26,877	27,854	28,995	30,174	30,211
Tangible common stockholders' equity	$237,491	$230,438	$225,178	$217,559	$212,720
Common shares outstanding	18,015,423	18,018,200	18,040,072	18,041,072	17,963,783
Tangible book value per share	$13.18	$12.79	$12.48	$12.06	$11.84

Total assets at end of period	$1,687,795	$1,691,313	$1,581,463	$1,529,259	$1,472,743
Less: Goodwill and other intangibles	26,877	27,854	28,995	30,174	30,211
Adjusted total assets at period end	$1,660,918	$1,663,459	$1,552,468	$1,499,085	$1,442,532
Tangible common stockholders' equity ratio	14.30%	13.85%	14.50%	14.51%	14.75%
1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average contribution impact of acquisitions.
•	“Adjusted average total assets” is defined as average total assets less the average contribution impact of acquisitions.
•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.
•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.
•	"Net interest margin" is defined as net interest income divided by average interest-earning assets.
•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.

•

"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Adjusted to exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable.
3)	Asset quality ratios exclude loans held for sale.
4)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Zachary Reed

Manager, Marketing & Communication

zreed@triumphllc.com

214-365-1931